OPERATING AGREEMENT

                                       OF

                         PROFESSIONAL WORK CARE, L.L.C.

                      A New York Limited Liability Company





                            DATED: February 12, 1996






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                               OPERATING AGREEMENT

                                       OF

                         PROFESSIONAL WORK CARE, L.L.C.

                      A New York Limited Liability Company


                  OPERATING AGREEMENT, adopted as of February 12, 1996, by the members of PROFESSIONAL WORK CARE, L.L.C., a New York limited liability company (the "Company"), each of whom has indicated acceptance hereof by executing this Agreement (the "Members").

                  In accordance with Section 417 of the New York Limited Liability Company Law (the "LLCL"), the Members hereby adopt this Operating Agreement in order to set forth their agreement with respect to the business of the Company, the conduct of its affairs, and the rights, powers, preferences, limitations or responsibilities of the Company's Members, Managers, employees or agents.

                  The Members agree as follows:


                                   I. MEMBERS

                  1. Classes of Members. A. There shall be two classes of Members of the Company, to be known as Class A Members and Class B Members.

                            B. Each Member's interest in the Company shall be
signified by the issuance to such Member of Units of interest in the Company ("Units"). The per-Unit price at the time of any issuance of Units shall be the Fair Market Value, as determined by the Managers at the time of such issuance.

                            C. (i) Whenever this Agreement refers to the Fair
Market Value of Units, the term "Fair Market Value" shall mean the fair market value of the Company as a going concern, as determined in good faith and in a timely fashion by the Managers, who shall in making such determination consider all relevant factors including, but not limited to, the most recent arm's length transaction, if any, involving any interests in the Company. The Fair Market Value of a Unit shall be the Fair Market Value of the Company divided by the total number of Units held by Members, except that the Managers may make a reasonable adjustment for the value of voting rights, which are vested in Class A Units and not in Class B Units. Any Member affected by such valuation (the "Challenging Person") may, as the sole and exclusive means of challenging such valuation, obtain at its own expense a valuation from an independent, unaffiliated business evaluation expert (the "Evaluation Expert"); provided, however, that the selection of the Evaluation Expert shall be subject to the approval of the holders of 51% of the Units held by the Class A Members (excluding for this purpose the Challenging Person), which approval shall not be withheld or delayed unreasonably. If such second valuation is not less than 90% nor more than 110% of the first valuation, the Fair Market Value shall be the average of the two valuations. In any other case, the Managers and the Evaluation Expert shall select a second, mutually acceptable business evaluation expert, who shall perform a third valuation, the cost of which





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shall be equally shared by the Company and the Challenging Person, and the Fair
Market Value shall be the average of the three valuations.

                                 (ii) Notwithstanding anything in this Agreement
to the contrary, the Company shall not be prohibited from consummating any transaction notwithstanding the fact that the determination of Fair Market Value remains in dispute. If at the conclusion of the determination of Fair Market Value in accordance with the foregoing paragraph, the Fair Market Value of Units is greater by 10% or more than the Unit price upon which such transaction was consummated (the "Unit Price Difference"), the Challenging Person (but no other person) will receive from the Company additional cash, Class A Units or Class B Units, as reasonably determined by the Managers sufficient to satisfy the Unit Price Difference. If the challenge to Fair Market Value shall be made in connection with a liquidating sale pursuant to which the Company will receive cash proceeds which will be distributed to Members, the Company shall place in escrow pending the final determination of Fair Market Value an amount in cash estimated by the Managers to be sufficient to satisfy the Unit Price Difference.

                            D. The Class A Members shall be vested with
exclusive and unrestricted voting rights. At every meeting of the Members, each Class A Member shall be entitled to one vote for every Unit held by such Member. The Class B Members shall have no voting rights except as otherwise set forth herein. Class A Units and Class B Units shall, in all other respects, represent the same interest in the Company.

                  2. Class A Members. A. Professional Sports Care Management, Inc., a Delaware corporation ("PSCM") and Hunter Giroux ("HG"), shall constitute the initial Class A Members of the Company (the "Founding Members"). The Founding Members' initial interests in the Company, in the aggregate of 140,000 Class A Units (the "Founding Interests"), are set forth in Schedule A attached hereto.

                            B. Subject to Paragraphs E and G below, up to
1,500,000 additional Class A Units may be granted from time to time by the Managers. Said 1,500,000 additional Class A Units shall be inclusive of the Class A Units described in Paragraphs E and G below. Additional Class A Members and their interests in the Company shall be established by the Managers, as set forth in this Agreement and shall be indicated by amendments to Schedule A. Except as provided in Paragraphs E and G below, the Company shall make no Issuance (as defined in Section I(2)(C), below) unless the consideration received by the Company for such Issuance is the Fair Market Value of the Units or other interests of the Company so issued.

                            C. The Managers may, in their discretion, issue
additional Class A Units to existing Class A Members and/or to persons who are not Members. However, if any additional Class A Units are to be offered, then the Company shall not issue any such Units unless the Managers notify all Class A Members in writing at least thirty (30) days prior to the date of the proposed issuance thereof (the "Issuance") of the terms of the proposed Issuance (the "Issuance Notice") and grant to all Class A Members the right (the "Preemptive Right"), subject to the limitations set forth below, to subscribe for and, upon consummation of an Issuance, purchase additional Units in the Company, as the case may be, to be so issued at the same price and on the same terms as reflected in the Issuance Notice, such that any Class A Members who exercise such Preemptive Right will own the same economic interest (on a percentage basis) in the Company as held by each of them prior to the Issuance. The Preemptive Right shall be exercisable by a Class A Member for a period of fifteen (15) days after receipt of the Issuance Notice from the Managers by written





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notification to the Managers. The failure by a Class A Member to exercise its
Preemptive Right within the time period set forth above shall be deemed a waiver by such Class A Member of its Preemptive Right with respect to that particular issuance. Anything stated in this paragraph to the contrary notwithstanding, no Member shall have Preemptive Rights with respect to the issuance of any Units pursuant to an Incentive Unit Plan or other like benefit program duly adopted by the Managers.

                            D. Except as a result of one or both Founding
Members' failure to exercise their respective Preemptive Rights or withdrawal from the Company or as a result of the issuance of Units pursuant to an incentive plan to be adopted by the Company or as a result of an issuance pursuant to paragraphs E, F and G below, there shall be no change to any Founding Member's interest relative to the interests of the other Founding Member.

                            E. Promptly following the commencement by the
Company of the provision of management services to an occupational medical clinic, (i) HG shall purchase and the Company shall issue to HG, 70,000 additional Class A Units at a purchase price of Thirty Five Thousand and 00/100 Dollars ($35,000.00); and (ii) PSCM shall purchase and the Company shall issue to PSCM, 20,000 additional Class A Units at a purchase price of Ten Thousand and 00/100 Dollars ($10,000.00). The closing of such transactions shall occur within a reasonable time established by the Managers and subject to the delivery of such customary documentation as may be required by the attorneys for the Company.

                            F. Notwithstanding anything to the contrary
contained in paragraph A above or Schedule A hereto, the 130,000 Class A Units representing HG's initial interest in the Company, as set forth on Schedule A, shall vest during the following periods: (i) 70,000 Class A Units upon the execution of this Agreement; (ii) 30,000 Class A Units following the first anniversary of the execution of this Agreement; and (iii) 30,000 Class A Units following the second anniversary of the execution of this Agreement. Notwithstanding the foregoing, for voting and quorum purposes HG shall be deemed to hold all Class A Units issued to HG regardless of when said interest vests.

                            G. Notwithstanding anything to the contrary
contained in paragraphs C or D hereof, the Company shall grant to (i) HG the option to purchase an additional 100,000 Class A Units pursuant to the terms and conditions of the Option Agreement attached hereto as Schedule B (the "HG Option"); and (ii) PSCM the option to purchase an additional 425,000 Class A Units pursuant to the terms and conditions of the Option Agreement attached hereto as Schedule C (the "PSCM Option").

                  3. Class B Members. A. Class B Members and their respective interests in the Company shall be established by the Managers, as set forth in this Agreement, and shall be indicated by amendments to Schedule A. The foregoing notwithstanding, at no time shall the aggregate number of Class B Units issued be greater than 30% of the aggregate number of issued Class A Units. The Company shall make no Issuance unless the consideration received by the Company for such Issuance is the Fair Market Value of the Units or other interests of the Company so issued.

                            B. The Managers by unanimous vote may, in their
discretion, issue additional Class B Units to existing Members and/or to persons who are not Members. However, if any Class B Units are to be offered to any Class A Member, then the Company shall make no issuance unless the Managers provide an Issuance Notice to all Class A Members in writing at least thirty
(30) days prior to the date of the proposed Issuance and grant to all Class A Members Preemptive Rights, subject to the limitations set forth below,





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to subscribe for and, upon consummation of an Issuance, purchase Class B Units in the Company, as the case may be, to be so issued at the same price and on the same terms as reflected in the Issuance Notice, such that any Class A Members who exercise such Preemptive Right will own the same economic interest (on a percentage basis) in the Company as held by each of them prior to the Issuance. The Preemptive Right shall be exercisable by a Member for a period of fifteen
(15) days after receipt of the Issuance Notice from the Managers by written notification to the Managers. The failure by a Member to exercise its Preemptive Right within the time period set forth above shall be deemed a waiver by such Member of its Preemptive Right.

                  4. Waiver of Preemptive Rights. If, within ninety (90) days following an Issuance Notice, the Company issues any Units described therein at a price that is less than 90% of the price set forth in the Issuance Notice, any Member who failed to exercise its Preemptive Rights pursuant to such initial Issuance Notice shall be entitled to receive a second Issuance Notice and to exercise Preemptive Rights thereunder, at such lower price.

                  5. New Members. Before any Units or other interests are granted to any new Member, such Member shall first become a party to this Agreement and thereby agree to be subject to all of the terms and conditions set forth herein.

                  6. Time of Meetings. There shall be at least one meeting of the Class A Members each year, which shall be scheduled by the Managers. Additional meetings of the Class A Members shall be called by either the Executive Director or by the Managers on the request of Class A Members whose membership interest is, in the aggregate, not less than 35% of the total Class A membership interest. Class B Members shall be entitled to attend any meeting of the Class A Members, but shall have no right to participate or vote at any meeting except as provided in Section (I)8.

                  7. Notice of Meetings. Written notice of any meeting of the Members shall be given, personally or by mail, to each Member not less than seven (7) days prior to the meeting, except as otherwise required by the LLCL. Such notice shall state the place, date and hour of the meeting.

                  8. Voting. At all meetings of Members the holders of a majority of the Units entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Articles of Organization, or this Agreement. At all meetings, each Class A Member may vote, in person or by proxy. A majority of the Units voted in person or by proxy shall decide any question brought before such meeting, unless the question or action is one upon which a different vote is required by express provision of law, the Articles of Organization or this Agreement. Other than with respect to the rights initially granted to the Managers and the Class A Members set forth in this Agreement (as such rights may be amended from time to time) the adoption of any matter which materially and adversely affects in a disproportionate manner the rights, obligations or economic interests of the Class B Members, taken as a whole, shall require the approval of the holders of at least 75% of the Class B Units voting in person or by proxy.

                  9. Proxies. Members who are unable to attend a meeting may appear and vote by proxy; provided, however, that a proxy shall only be valid if it is in writing and has been duly executed by the Member. No proxy shall be valid unless on the face of such proxy it specifically names the individual who shall be authorized to act on such Member's behalf, which individual must be either a Manager or another Member of the Company. No Member





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may hold, or act in any capacity pursuant to, the proxy of more than one Member at any meeting, except that the Managers of the Company shall not be restricted from voting multiple proxies duly delivered to the Company. All proxies granted in violation of this Section shall be void.

                  10. Annual Report. Within ninety (90) days following the end of each fiscal year of the Company, the Members shall be provided with an annual report containing financial statements (which need not be audited) consisting of a balance sheet as of the last day of the two preceding fiscal years, a statement of operations for the two preceding fiscal years and a statement of cash flows for the two preceding fiscal years.


                                  II. MANAGERS


                  1. General. A. Except where otherwise required by law, the Articles of Organization or this Agreement, the business and affairs of the Company shall be managed by the Managers. The initial Managers of the Company shall be Patrick J. Wack, Jr. and Hunter Giroux each of whom shall serve until his resignation or until removed in accordance with this Agreement.

                            B. The number of Managers may be changed with the
approval of the holders of all of the Class A Units.

                            C. Provided there are at least three (3) Managers,
Managers may be removed, with or without cause, by the unanimous vote of the Managers (exclusive of the Manager in question).

                            D. The Managers then serving shall, within thirty
(30) days after the removal or resignation of any Manager or the increasing of the number of the Managers, select one natural person, who may but need not be a Member, to fill each vacancy.

                            E. If PSCM shall exercise the PSCM Option, the
Managers of the Company shall be Russell F. Warren, Jr., Patrick J. Wack, Jr. and Hunter Giroux.

                  2. Authority. The Managers shall, except as otherwise expressly provided by applicable law, the Articles of Organization or this Agreement, have all of the authority permitted to be exercised by Managers under the LLCL in furtherance thereof. Except as otherwise expressly provided in this Agreement, the Managers and not the Members shall have the exclusive authority to determine any of the issues described in LLCL Sections 402(c) and 402(d). The authority of the Managers shall include, but not be limited to:

                            A. Negotiating, approving and executing contracts in
excess of $25,000.00 and incurring obligations on behalf of the Company in excess of $25,000.00 within the ordinary course of business.

                            B. Supervising the capital structure of the Company
and negotiating, approving and binding the Company to operating and capital financing arrangements, including capital assessments and debt and equity financings (whether within or outside of the ordinary course of business).






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                            C. Establishing financial policies, determining
distributions, and maintaining the books of account and other records of the Company.

                            D. Delegating to any Founding Members such
responsibilities and authority as may, in the judgment of the Managers, be appropriate.

                            E. Recommending compensation to a Compensation
Committee. The Compensation Committee, which shall act by the majority vote of its members, shall be appointed by the vote of the holders of 51% of the Class A Units held by the Founding Members (excluding for the purposes of this vote, Units held by the Executive Director) and shall be responsible for approving the compensation packages of the executive officers of the Company.

                            F. Admission of additional Members into the Company,
and establishing the terms and conditions applicable thereto.

                            Any decision by the Managers with respect to the
foregoing shall require the affirmative vote of a majority of the Managers.

                  3. Procedures. The Managers may adopt such rules, regulations and procedures for the conduct of their business as the Managers, from time to time, deem appropriate.

                  4. Executive Director. Hunter Giroux is hereby appointed as the Executive Director of the Company and shall serve for a term of four (4) years or until his resignation or until removed in accordance with this Agreement. The Executive Director is hereby granted the authority to: (a) oversee the day-to-day administration and management of the Company; and (b) engage employees, contractors or consultants in connection therewith. The Executive Director may be removed, with cause, by the vote of at least 66 2/3% of the Managers. "With cause" shall mean gross negligence in the performance of the duties of the Executive Director or the unwillingness or inability to perform the duties of the Executive Director.

                  If HG is removed as Executive Director, PSCM shall have the right, at any time thereafter, to purchase HG's interest in the Company. However, if HG shall resign as Executive Director, PSCM agrees to purchase HG's interest in the Company within thirty (30) days of HG's resignation. Notwithstanding anything to the contrary contained herein, the purchase price for either acquisition shall be equal to the amount determined by the then independent public accountant of the Company by valuing the Company at four (4) times the Company's pre-tax income, as defined by generally accepted accounting principles and in a manner consistent with other similar operations of PSCM, from the immediately prior twelve (12) month period multiplied by HG's interest. Said purchase price shall be paid in cash except that at the option of PSCM 50% of the purchase price may be deferred by a self- amortizing two (2) year note at the then lowest applicable federal interest rate as defined in Section 1274 of the Internal Revenue Code. Such right to purchase in the case of HG's removal, shall be exercised by PSCM by giving written notice of such exercise to HG. HG shall execute and deliver to PSCM any and all documentation reasonably required to accomplish either transfer as the case may be.






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                                  III. CAPITAL

                  1. Founding Members. Each Founding Member has made a capital contribution, in cash or in services, to the Company and has received therefor Units of interest in the Company, in the amount set forth on Schedule A.

                  2. Additional Members. Each additional Member shall be required to make a capital contribution to the Company and receive therefor Units of interest in the Company, in cash or in kind and in unit amounts to be determined by the Managers and, if required, agreed to by such additional Members prior to his admittance into the Company.

                  3. In-kind Capital Contributions. Members who, with the consent of the Managers, make in-kind capital contributions, shall be solely and personally responsible for any tax liability that may be imposed upon them with respect to the sale of the contributed asset by the Company.

                  4. Additional Capital Contributions. The Managers may request Members to make additional capital contributions to the Company. Such a call shall be made in writing (the "Call") to all Members, or may be limited to all Members of a single class of membership. The Call shall give such information as the Managers deem necessary and appropriate, and shall advise the Members of the time, which shall be not less than fifteen (15) days, in which they must indicate their willingness to participate in the Call. All Members who participate in the Call shall be permitted to do so in the ratio that such Member's Units bear to the aggregate Units of all Members participating in the Call, and the total Units issued as a result of the Call shall be distributed in like ratio. Members who do not participate in any Call shall have their interests in the Company diluted accordingly, but no Member shall be required to make an involuntary additional capital contribution.

                  In connection with the foregoing, upon request of the Manager's to make additional capital contributions, PSCM shall contribute up to an additional Two Hundred Ninety Thousand and 00/100 Dollars ($290,000.00) to the Company.

                  5. Loans. (i) Subject to the approval of PSCM's Board of Directors, PSCM shall make available to the Company a line of credit in an amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00). All borrowings shall be evidenced by a promissory note substantially in the form attached hereto as Schedule D. The amount of all such borrowings shall be repaid by the Company within two (2) years of the creation of said line of credit with interest on all outstanding borrowings payable monthly at a rate per annum equal to the prime rate charged from time to time by Chemical Bank.

                            (ii) Upon request made by the Managers, Members may
loan money to the Company, upon such terms and conditions as the Member and the Managers may agree.

                  6. Capital Accounts. The Company will maintain a capital account for each Member. The Company will (a) increase the capital account of a Member by (i) any capital contribution, whether in cash or in kind, by the Member, and (ii) any allocation of profit to the Member, and (b) decrease the capital account of the Member by (i) any allocation of loss to the Member and
(ii) any distribution, whether in cash or in kind, to the Member.

                  7. Interest. Members are not entitled to the payment of interest on their capital accounts.






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                  8. Company Assets. All Company assets will be in the name of the Company, and no member shall have any rights in any Company assets.

                  9. Buyout Option. PSCM shall have the right, at any time from and after the second anniversary of the execution of this Agreement, to purchase the interests of one or more of the Members of the Company, however, PSCM's right to purchase the interests of HG shall be restricted as follows: (i) PSCM shall only have the right to purchase the 130,000 Class A Units initially issued to HG pursuant to paragraph 2F; (ii) PSCM shall have the right to purchase only up to 70,000 Units of HG's initially issued Class A Units until the third anniversary of the execution of his Agreement, thereafter, PSCM shall have the right to purchase all 130,000 Class A Units initially issued to HG; and (iii) in the event PSCM sells the interests of HG purchased by PSCM pursuant to this paragraph within six (6) months of purchasing same, PSCM shall pay to HG the difference between the purchase price paid by PSCM for HG's interest and the selling price received by PSCM for the sale of said interest. Such right shall be exercised by PSCM by giving written notice of such exercise to each Member. Any such notice shall set forth the interests being purchased and the effective date of any such purchase. The purchase price for any such acquisition shall be equal to the amount determined by the then independent public accountant of the Company by valuing the Company at four (4) times the Company's pre-tax income, as defined by generally accepted accounting principles and in a manner consistent with other similar operations of PSCM, from the immediately prior twelve (12) month period multiplied by the interest to be transferred. Said purchase price shall be paid in cash except that at the option of PSCM 50% of the purchase price may be deferred by a self- amortizing two (2) year note at the then lowest applicable federal interest rate as defined in Section 1274 of the Internal Revenue Code. At the closing of any such acquisition, the Member(s) transferring its interest shall execute and deliver to PSCM any and all documentation reasonably required to accomplish such transfer. Under no circumstance shall PSCM exercise the foregoing buyout rights unless PSCM has first exercised the PSCM Option described in Section I(2)(F) above.


                      IV. PROFITS, LOSSES AND DISTRIBUTIONS

                  1. Distributions. A. To the full extent of available funds and subject to the provisions of the LLCL, the Company shall, on or before March 31 of each year, make a distribution to the Members that, in the judgment of the Managers, reasonably approximates the personal federal, state and local tax liability of the Members resulting from their respective allocations of Company profits.

                            B. In addition to distributions required pursuant to
Section IV(1)(A), the Company may make distributions to the Members having positive capital account balances. Such distributions may be made from time to time as determined by the Managers, in the ratio of each Member's capital account balance at the time of distribution.

                            C. Except as provided elsewhere herein, no Member is
entitled to any distribution in return of a capital contribution. If the Managers so determine, however, the Company may make a distribution to a Member, at any time, in return of a capital contribution.

                  2. Profits. The Company will allocate profits for a fiscal year, or any portion thereof, among the Members in the ratio of each Member's Unit-Days, as defined below.

                  3. Losses. The Company will allocate losses for a fiscal year, or any portion thereof, among the Members in the ratio of each Member's Unit-Days, as defined below.





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                  4. Dissolution. The Company will allocate profits and losses among the Members upon dissolution of the Company and liquidation of its assets, in the ratio of each Member's Unit-Days, as defined below.

                  5. Unit-Days. For any allocation of profits or losses, each Member's Unit-Days shall be the number of Units issued to such Member (as shown on Schedule A, as amended from time to time), multiplied by the number of days such Units were owned by such Member during the period to which any allocation of profits or losses applies.


                           V. TRANSFER AND WITHDRAWAL

                  1. Transfer. A. Except as expressly provided herein, Members may not sell, transfer, assign, pledge, or otherwise dispose or encumber their interests in the Company, or any rights as a Member thereof.

                            B. The foregoing subsection (A) to the contrary
notwithstanding, Members shall be permitted to convey their interests in the Company and their rights thereunder, including such Member's interest in its capital account, only upon the consent of, and subject to the terms and conditions established by, a majority in interest of the non-transferring Members, which consent may not be withheld or delayed unreasonably.

                            C. Any Member who desires so to convey its interest
shall give written notice (the "Conveyance Notice") thereof to the Managers, which notice shall fully identify the proposed transferee(s), and set forth the terms and conditions of the proposed conveyance. As quickly as practicable but in no event longer than thirty (30) days, the Managers shall in their reasonable discretion exercise one of the following options:

                                 (i) grant the Company's consent to the proposed
conveyance after obtaining the consent of a majority in interest of the non-transferring Members;

                                 (ii) request additional information about the
proposed transferee(s) and/or the terms and conditions of the proposed conveyance, in which case a final exercise of one of the remaining options may be deferred until thirty (30) days after such additional information is received;

                                 (iii) cause the Company to exercise a right of
first refusal, which is hereby granted (the "Right of First Refusal"), to purchase such offered Units. Such Right of First Refusal shall give the Company the right to purchase such Units at the price set forth in the Conveyance Notice (the "Company Price"). The closing of such transaction shall occur within a reasonable time established by the Managers, and subject to the delivery of such customary documentation as may be required by the attorneys for the Company. In the discretion of the Managers, payment of the Company Price may be made by an unsecured promissory note of the Company, payable with interest at the Chemical Bank Prime Rate, pursuant to a self-amortizing repayment schedule that shall not exceed five (5) years. The Managers shall have the authority to establish additional procedures for the closing, which shall be binding on all parties; or

                                 (iv) deny consent to the proposed conveyance.
In the event that the Company denies consent to the proposed conveyance, the Member shall have the right to offer the Units within thirty (30) days to the other Members, at the Company Price, provided that the Offer is made to every Member holding Units of the same Class as the Units being offered.




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Any Members desiring to purchase such Units (the "Purchasing Members") shall notify the selling Member within fifteen (15) days. Each Purchasing Member shall have the right to purchase the number of offered Units that is equal to the total number of Offered Units times a fraction (i) the numerator of which is the number of Units held before the conveyance by such Purchasing Member, and (ii) the denominator of which is the number of Units held before the conveyance by all Purchasing Members. The closing of such transaction shall occur within a reasonable time established by the Managers and subject to the delivery of such customary documentation as may be required by the attorneys for the Company. The Managers shall have the authority to establish additional procedures for the closing, which shall be binding on all parties.

                            D. Upon receipt of a Conveyance Notice, a majority
in interest of the non-transferring Members shall not, without due cause, withhold consent to any Member's requests to convey their ownership interest in their Units and their rights to receive distributions and allocations of profits and losses thereunder, provided that no such conveyance shall transfer any Member's right to vote or otherwise participate in the affairs of the Company, if such conveyance shall be as follows:

                                 (i) in the case of either Members who are
natural persons or trusts, to, from and among persons, entities or trusts (x) within each Member's Family Group; (y) created by or at the direction of a Member; or (z) for the benefit of a Member or a person in the Member's Family Group. "Family Group" shall mean a Member's spouse and descendants (whether natural or adopted) and any trust, partnership or corporation or similar entity created by or at the direction of a Member for the benefit of either the Member or the Member's spouse and/or descendants.

                                 (ii) in the case of a corporate or other
non-individual Member, transfers made by reason of a merger, consolidation, combination, sale of assets, reorganization, dissolution or liquidation involving a Member in which the entity or entities having voting control over such Member continue to have voting control over the surviving entity in such merger, consolidation, combination, sale of assets or reorganization, except any such requirement of voting control shall not be applicable in the case of dissolutions or liquidations in which transfers are made to the individual Members who were holders of equity in the dissolved or liquidated entity.

                            E. For purposes of this Section, in the case of a
corporate or other non-individual Member, a merger, consolidation, combination, sale of assets, reorganization, dissolution or liquidation ("Change of Control Transaction") involving a Member, in which the person or persons, or entity or entities having ultimate control over such Member prior to such Change in Control Transaction do not continue to control such Member after such Change in Control Transaction, shall constitute a transfer within the meaning of Section V(1)(A) hereof and shall require any successor in interest to give effect and adhere to all the procedures, rights and obligations set forth in this Article, including without limitation the provisions of Sections V(1)(C)(iii-iv), with respect to transfers and conveyances to third parties not otherwise exempt.

                            F. In order for any conveyance of interests in the
Company to be effective and for any person to be recognized by the Company as a Member and to be issued Units or other interest in the Company, any transferee shall first execute and become a party to this Agreement and thereby become subject to all of the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, a merger, consolidation, sale of all





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or substantially all of the assets or a majority or more of the issued and outstanding stock of PSCM shall not be deemed a Change of Control Transaction.

                  2. Withdrawal. A. Notwithstanding that the Company has denied a Member consent to convey its interest in the Company after such Member has presented the Managers with a Conveyance Notice in accordance with this Section, a Member may withdraw from the Company. However, any such withdrawal or series of withdrawals shall require the prior written consent of the Managers, which consent may be denied by the Managers for any reasonable grounds including, but not limited to, (i) the financial impact of such withdrawal upon the Company, and (ii) the inability of the Managers to receive assurances that the Founding Members would continue the Company after such Member's withdrawal, as provided in this Agreement. Within one hundred eighty (180) days after any withdrawal thus approved by the Managers, the Company shall make a distribution to the Member equal to the positive balance of its capital account, if any, as adjusted through the date of withdrawal, with a set-off for any amounts whatsoever owed by the Member to the Company. In the discretion of the Managers, such payment may be made by an unsecured promissory note of the Company, payable with interest at the Chemical Bank Prime Rate pursuant to a self-amortizing schedule that shall not exceed five (5) years.

                            B. Anything in the foregoing paragraph to the
contrary notwithstanding, no Member may withdraw from the Company after the Company has announced its intent to liquidate, except with consent of the Managers in their sole discretion.

                  3. Tax Considerations. Any capital gains, income, transfer, gift or other taxes imposed upon any transferor or transferee as a result of any conveyance of any interest in the Company shall be exclusively the responsibility of the person upon whom such tax is imposed. The Company shall have no responsibility therefor whatsoever. In the event that any tax, expense (including legal and accounting fees) or cost is incurred by or imposed upon the Company as a result of any conveyance of an interest in the Company, except as a result of the Company's issuing or purchasing any interest in the Company, the Member conveying such interest shall indemnify, or cause the transferee to indemnify, the Company for such tax, expense or cost.


                          VI. MERGERS AND CONSOLIDATION

                  1. The Company may enter into a merger or consolidation, in accordance with Article X of the LLCL, pursuant to an agreement of merger or consolidation (the "Plan") that has been adopted by the Company under the procedures set forth in Paragraph (2) of this Article VI.

                  2.       The Company may adopt a Plan only if:

                            A. the Plan is approved by at least 66 2/3% of the
Managers;

                            B. after approval by the Managers, the Plan is
submitted to the Class A Members, who shall be the only members entitled to vote thereon, for approval in accordance with Section 1002(c) of the LLCL; and

                            C. the Class A Members vote at least 51% of their
Units in favor of the Plan.






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                                VII. LIQUIDATION

                  1. Upon dissolution of the Company, the assets of the Company shall be liquidated by the Managers (or a Liquidating Trustee appointed by the Managers, which may be a Member) as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice, and the proceeds thereof will be applied and distributed in the following priority, unless otherwise required by applicable law:

                            A. to pay all creditors of the Company other than
Members, in the order of priority provided by law;

                            B. to pay all creditors of the Company that are
Members; and

                            C. after the payment of all debts, liabilities and
obligations of the Company, to increase the Members' capital accounts in accordance with this Agreement and to distribute to the Members their respective positive capital accounts' balances, if any.

                  2. Within one hundred eighty (180) days after completion of final distributions, the Managers or Liquidating Trustee shall cause to be prepared by a firm of certified public accountants a statement setting forth the assets and liabilities of the Company as at the date of dissolution, which statement shall be furnished to all of the Members.

                  3. The Liquidating Trustee, if engaged, shall be entitled to receive reasonable compensation.


                                 VIII. DURATION

                  1. Unless the Company shall have been sooner dissolved in accordance with the provisions of the LLCL, the Company shall dissolve on the earlier of:

                            A. the one hundred eightieth (180th) day following
the bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Class A Member, unless at least 51% of the capital interests and 51% of the interests in profits of the other Class A Members are sooner voted in favor of the continuation of the Company; or

                            B. January 31, 2036.


                                  IX. INDEMNITY

                  Every person (and the heirs, executors and administrators of such person) who is or was a Member, Manager, employee or agent of the Company or of any other company, including another company, partnership, joint venture, trust or other enterprise, which such person serves or served as such at the request of the Company, shall be indemnified by the Company against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, whether civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto which is brought or threatened by any other person, governmental authority or instrumentality (herein





                                     - 12 -

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called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such Member, Manager, employee or agent or by reason of any action or omission, or alleged action or omission, by such person in his capacity as such Member, Manager, employee or agent unless a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Except as otherwise provided herein, each such person shall be indemnified by the Company against the judgments, settlement payments, fines, penalties and other costs and expenses attributable to such part of such action.

                  The foregoing rights of indemnification shall be in addition to any rights to which any such Member, Manager, employee or agent may otherwise be entitled and shall be subject to the provisions of Sections 417 and 420 of the LLCL.

                  In any case in which, in the judgment of the Managers, any such Member, Manager or employee will be entitled to indemnification under the foregoing provisions of this Article, such amounts as they deem necessary to cover the reasonable costs and expenses incurred by such person in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof shall be advanced to such person upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that he is not so entitled to indemnification.


                                 X. ARBITRATION

                  1. Arbitration of Disputes. The parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement is to their mutual advantage. To that end, the parties agree to use their best efforts to resolve all differences of opinion and to settle all disputes through joint cooperation and consultation. Any dispute, alleged breach, interpretation, challenge or disagreement whatsoever arising out of this Agreement (or any other agreement to the extent incorporated herein by reference) that the parties are unable to settle within sixty (60) days, as set forth in the preceding sentence, shall be resolved by final and binding arbitration before a single arbitrator selected and serving under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in New York City, unless another location is mutually agreed upon by the parties to such arbitration. Such arbitration shall be the exclusive remedy hereunder. The decision of the arbitrator may, but need not, be entered as a judgment in accordance with the provisions of the laws of the State of New York. If this arbitration provision is for any reason held to be invalid or otherwise inapplicable to any dispute, the parties hereto agree that any action or proceeding brought with respect to any dispute arising under this Agreement, or to interpret or clarify any rights or obligations arising hereunder, shall be maintained solely and exclusively in the Courts of the State of New York venued in New York County.

                  2. Determination of Fair Market Value. Anything set forth in the foregoing paragraph notwithstanding, the Members agree that the exclusive procedure for resolving disputes over the determination of Fair Market Value shall be as set forth in Section I(1)(C) of this Agreement. All Members and the Company shall be bound by the determination of Fair Market Value made in accordance therewith. Accordingly, the Members agree that no arbitration, or action or proceeding in any court or other tribunal, shall be brought with respect to any dispute over the determination of Fair Market Value, however, the Members agree that





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an interpretation of the process in which the Fair Market Value is determined may be subject to arbitration.

                               XI. NON-COMPETITION

                  1. Except with the prior written consent of the Managers, in their sole discretion, no Member shall, while a Member of the Company or for 12 months following termination of membership for any reason, be an officer, director, agent, committee-member of, or have a direct or indirect 2% or greater equity interest in, any business operating within a radius of five (5) miles of
(a) any Company facility, if such business engages in the management (whether directly or as a contract vendor) of one or more health-care delivery systems (e.g., health maintenance organizations, independent practice organizations, preferred practice organizations, third-party administrators, or other like organizations) that include occupational medical services of the nature to be arranged by the Company or (b) any PSCM facility, if such business engages in the management (whether directly or as a contract vendor) of one or more health-care delivery systems that include physical and/or occupational therapy and rehabilitation services; except that the foregoing restriction shall not prohibit any business activity of PSCM, or any Members' activities in or with respect to the current or prospective business of PSCM.

                  2. The Members intend that this Section be enforced to the fullest extent permissible under applicable law and by injunctive or other appropriate equitable relief. If any portion of this Section is found to be unenforceable, the Members intend that the remaining provisions shall be fully enforced upon their terms.

                  3. Each Member agrees that this Section is fair and reasonable, and that this Section will not unfairly or unreasonably restrict such Member's ability to earn a living or pursue his/her chosen career or profession.


                               XII. MISCELLANEOUS

                  The Members hereby agree that the Company shall, to the extent geographical limitations would not preclude same, contract exclusively with PSCM and/or an affiliate of PSCM for the following services: (a) functional capacity evaluations; (b) work assessment testing; (c) physical and occupational therapy services; and (d) work conditioning.


                                XIII. AMENDMENTS

                  This Agreement may be amended only by both the affirmative vote of the holders of 51% of the Class A Units (or such higher percentage as may be required for such amendment pursuant to Section 402(e) of the LLCL) and the affirmative vote of all of the Class A Units held by the Founding Members. By entering their signatures in the spaces indicated below, each Member of the Company hereby consents to the adoption of this Agreement as and for the Operating Agreement of PROFESSIONAL WORK CARE, L.L.C.

                                               PROFESSIONAL SPORTS CARE
                                                    MANAGEMENT, INC.


                                          By:
- - --------------------------------             ----------------------------------
         HUNTER GIROUX                              Russell F. Warren, Jr.
                                                    President





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                                   SCHEDULE A

                             Members of the Company

                 Date of Original Schedule A: February 12, 1996

                          Date of Latest Revision: N/A


                                                                   Capital
Class A Members                       Units                     Contribution

Founding Members

Professional Sports Care             10,000                       $100.00
  Management, Inc.


Hunter Giroux                       130,000                   Services rendered
                                                              to the Company
                                                              in connection
                                                              with the
                                                              formation and
                                                              operation of its
                                                              business.




                        Total       140,000